Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Inna Vyadro	Paul Brauneis

Director of Investor Relations	Chief Financial Officer

Avici Systems Inc.	Avici Systems Inc.

978-964-2000	978-964-2000

ivyadro@avici.com	pbrauneis@avici.com

Avici Systems Reports Third Quarter 2003 Results

North Billerica, MA, October 22, 2003—Avici Systems Inc. (NASDAQ: AVCI), today reported its third quarter results for the period ended September 30, 2003.

Gross revenue for the third quarter ended September 30, 2003 was $10.5 million compared to $7.3 million for the comparable three month period ended September 30, 2002, a 44% increase, and $9.8 million in the preceding June 2003 quarter, a sequential quarterly increase of 7%. Revenue, net of common stock warrant discount, for the September 2003 quarter was $9.6 million, compared to $6.4 million for the same period last year, and $9.0 million in the June 2003 quarter.

GAAP net loss for the third quarter ended September 30, 2003 was $9.1 million, or $0.75 per share compared to a GAAP net loss of $17.9 million, or $1.44 per share in the prior year’s third quarter. GAAP net loss for the 2003 and 2002 third quarter periods includes $1.0 million and $1.8 million, respectively, for non-cash equity based charges, namely common stock warrant discount and stock based compensation and, in the 2002 third quarter, a restructuring charge of $0.9 million principally related to employee severance costs, offset by credits of $0.6 million and $0.8 million, respectively, in the 2003 and 2002 third quarters, resulting from the utilization of certain inventory previously written off. Excluding these charges and credits, non-GAAP net loss and net loss per share for the three months ended September 30, 2003 was $8.7 million, or $0.72 per share compared to $16.0 million, or $1.28 per share in the prior year quarter ended September 30, 2002.

Gross revenue for the nine month period ended September 30, 2003 was $27.9 million, compared with $25.8 million for the nine months ended September 30, 2002. Revenue, net of common stock warrant discount, for those periods was $25.4 million and $23.4 million, respectively.

GAAP net loss for the nine months ended September 30, 2003 was $33.1 million, or $2.70 per share, compared to a GAAP net loss of $50.7 million or $4.07 per share for the same period last year.

Cash, marketable securities and long-term investments totaled $103.9 million at September 30, 2003, a $0.3 million increase over the June 30, 2003 balance.

“We are pleased to have achieved improved financial results this quarter as we drive top line growth for the company while carefully managing expenses,” said Steve Kaufman, President and CEO. “Our market momentum continues to grow as a result of new innovations for carriers and broader channel relationships.”

Avici will discuss these quarterly results in an investor conference call today at 8:30 AM eastern daylight savings time. The conference telephone number is 888-273-9889. A replay of the conference call will be available after 1 PM. Replay information will be available at 800-745-6701, access code: 691453. Replay of this call is also available on Avici’s Web site, www.avici.com, along with a copy of this release.

About Avici Systems

Avici Systems Inc., headquartered in North Billerica, Mass., is a leading provider of purpose-built carrier-class routing solutions for the Internet. Avici’s family of routers is designed to meet carrier requirements for the highest scalability, reliability and network availability, while lowering the total cost of building and operating their networks. The company’s routing systems provide new IP solutions to some of the world’s leading service providers. For more information, please visit us at www.avici.com.

This release contains information about Avici’s future expectations, plans, and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. When used in this press release, the word “will”, “expected” and other similar expressions are intended to identify such forward looking statements. Such risks and uncertainties include, but are not limited to, market acceptance of Avici products, services and enhancements, customer purchasing patterns and commitments, development of the market place, timely product development and enhancement, intensity of competition of other vendors, technological changes and other risks set forth in Avici’s filings with the Securities and Exchange Commission.

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AVICI SYSTEMS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Revenue:
Product	$9,353	$6,387	$24,843	$23,045
Service	1,108	878	3,055	2,791

Total gross revenue	10,461	7,265	27,898	25,836
Less – Common stock warrant discount – Product	(817)	(817)	(2,451)	(2,450)

Net revenue	9,644	6,448	25,447	23,386

Cost of revenue – Product (1)	2,478	2,825	8,638	11,629
Cost of revenue – Service	819	685	2,318	1,581

Total cost of revenue	3,297	3,510	10,956	13,210

Gross margin	6,347	2,938	14,491	10,176

Operating expenses:
Research and development (2)	11,596	15,338	35,662	43,929
Sales and marketing (2)	2,649	3,185	8,121	10,692
General and administrative (2)	1,520	1,595	4,649	5,442
Stock-based compensation	152	943	890	3,403
Restructuring charges	—	925	—	925

Total operating expenses	15,917	21,986	49,322	64,391

Loss from operations	(9,570)	(19,048)	(34,831)	(54,215)
Interest income, net	459	1,101	1,707	3,240
Other Income	—	—	—	285

Net loss	$(9,111)	$(17,947)	$(33,124)	$(50,690)

Net loss per basic and diluted share	$(0.75)	$(1.44)	$(2.70)	$(4.07)

Weighted average common shares used in computing basic and diluted net loss per share	12,189,261	12,483,700	12,266,712	12,459,238

(1) Includes benefit from the utilization of inventory previously written off in 2001 as being in excess of demand	$601	$772	$1,378	$2,468

(2) Excludes non-cash, stock-based compensation, as follows:
Research and development	$105	$551	$540	$2,048
Sales and marketing	7	171	168	649
General and administration	40	221	182	706

	$152	$943	$890	$3,403

AVICI SYSTEMS INC.

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(unaudited)

Note 1

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Revenue:
Product	$9,353	$6,387	$24,843	$23,045
Service	1,108	878	3,055	2,791

Total gross revenue	10,461	7,265	27,898	25,836

Cost of revenue—Product	3,079	3,597	10,016	14,097
Cost of revenue—Service	819	685	2,318	1,581

Total cost of revenue	3,898	4,282	12,334	15,678

Gross margin	6,563	2,983	15,564	10,158

Operating expenses:
Research and development	11,596	15,338	35,662	43,929
Sales and marketing	2,649	3,185	8,121	10,692
General and administrative	1,520	1,595	4,649	5,442

Total operating expenses	15,765	20,118	48,432	60,063

Loss from operations	(9,202)	(17,135)	(32,868)	(49,905)

Interest income, net	459	1,101	1,707	3,240

Non-GAAP net loss	$(8,743)	$(16,034)	$(31,161)	$(46,665)

Non-GAAP net loss per basic and diluted share	$(0.72)	$(1.28)	$(2.54)	$(3.75)

Weighted average common shares used in computing basic and diluted net loss per share	12,189,261	12,483,700	12,266,712	12,459,238

Note 1 – the above non-GAAP consolidated statements of operations for the three and nine months ended September 30, 2003 and September 30, 2002 are not presented in accordance with generally accepted accounting principles (GAAP) and are presented for informational purposes only. These statements exclude the impact of non-cash charges related to common stock warrant discount and stock based compensation as well as restructuring charges, certain credits resulting from utilization of excess inventory and gain from an insurance settlement as presented in the following reconciliation. The Company believes that this presentation of non-GAAP results provides helpful information to both management and investors in assessing our operating performance.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Non-GAAP net loss	$(8,743)	$(16,034)	$(31,161)	$(46,665)
Common stock warrant discount	(817)	(817)	(2,451)	(2,450)
Non-cash stock based compensation	(152)	(943)	(890)	(3,403)
Utilization of excess inventory	601	772	1,378	2,468
Gain from insurance settlement	—	—	—	285
Restructuring charges	—	(925)	—	(925)

GAAP net loss	$(9,111)	$(17,947)	$(33,124)	$(50,690)

AVICI SYSTEMS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	September 30, 2003	December 31, 2002
	(unaudited)
Assets
Cash and marketable securities	$59,788	$82,832
Inventories, net	1,011	1,147
Trade accounts receivable, net	2,407	2,593
Other current assets	1,129	1,364

Total current assets	64,335	87,936

Long-term investments	44,078	42,257
Property and equipment, net	14,660	27,438
Other assets	523	523

Total assets	$123,596	$158,154

Liabilities and Stockholders’ Equity

Accounts payable and accrued expenses	$12,712	$12,531
Deferred revenue	6,902	9,973
Current portion of capital lease obligations	150	707
Long-term liabilities	—	46
Stockholders’ equity	103,832	134,897

Total liabilities and stockholders’ equity	$123,596	$158,154

December 31, 2002 amounts are derived from
audited financial statements.